Exhibit 11



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 22 to Registration Statement Number 2-76333 (Form N-1A) of our report dated October 21, 1996, on the financial statements and financial highlights of The Rodney Square Fund for the year ended September 30, 1996, included in the 1996 Annual Report to Shareholders.

                                             /s/ Ernst & Young LLP

Baltimore, Maryland
November 21, 1996